Shareholder Meeting Count-OPPENHEIMER MUNICIPAL BOND FUND

On November 22, 2002, a special shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:
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PROPOSAL NO.1
The twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall
qualify:
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NOMINEE                         FOR                     WITHHELD                TOTAL
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
Leon Levy*                      37,369,571.589          1,763,682.479           39,133,254.068
Donald W. Spiro                 37,399,927.659          1,733,326.409           39,133,254.068
John V. Murphy                  37,354,914.613          1,778,339.455           39,133,254.068
Robert G. Galli                 37,511,791.170          1,621,462.898           39,133,254.068
Phillip A. Griffiths            37,533,211.578          1,600,042.490           39,133,254.068
Benjamin Lipstein*              37,387,421.578          1,745,832.490           39,133,254.068
Elizabeth B. Moynihan*          37,471,234.787          1,662,019.281           39,133,254.068
Kenneth A. Randall              37,468,607.693          1,664,646.375           39,133,254.068
Edward V. Regan                 37,470,953.849          1,662,300.219           39,133,254.068
Russell S. Reynolds, Jr.        37,515,786.091          1,617,467.977           39,133,254.068
Clayton K. Yeutter              37,481,948.396          1,651,305.672           39,133,254.068
Joel W. Motley                  37,482,264.436          1,650,989.632           39,133,254.068
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*Messrs. Levy and Lipstein and Ms. Moynihan resigned from the Board of Trustees effective January 1, 2003, March 31, 2003 and July 31, 2003, respectively. Each was elected at the above referenced meeting and served until their respective dates of resignation.

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                                        BROKER
FOR             AGAINST         ABSTAIN NON-VOTES TOTAL
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PROPOSAL NOS. 2(A) THROUGH 2(J)
2(A) Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
        27,584,112.434  4,383,770.644   3,067,148.990   4,098,222.000   39,133,254.068
2(B) Eliminate the Fund's fundamental investment policy with respect to making short sales:
        27,870,443.302  4,083,797.999   3,080,790.767   4,098,222.000   39,133,254.068
2(C) Eliminate the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
        27,360,198.382  4,561,287.374   3,113,546.312   4,098,222.000   39,133,254.068
2(D) Amend the Fund's fundamental investment policy with respect to investing in real estate and physical commodities:
        29,338,024.012  2,634,544.831   3,062,463.225   4,098,222.000   39,133,254.068
2(E) Amend the Fund's fundamental investment policy with respect to industry concentration:
        28,537,051.955  3,099,504.624   3,398,475.489   4,098,222.000   39,133,254.068
2(F) Amend the Fund's fundamental investment policy with respect to borrowing:
        27,721,941.074  4,112,666.775   3,200,424.219   4,098,222.000   39,133,254.068
2(G) Amend the Fund's fundamental investment policy with respect to lending:
        28,353,280.399  3,562,092.361   3,119,659.308   4,098,222.000   39,133,254.068
2(H) Amend the Fund's fundamental investment policy with respect to diversification:
        29,770,449.092  2,318,917.757   2,945,665.219   4,098,222.000   39,133,254.068
2(I) Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to purchasing restricted or illiquid securities:
        27,499,111.298  4,410,914.926   3,125,005.844   4,098,222.000   39,133,254.068
2(J) Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to investing in other investment companies:
        28,380,036.159  3,436,609.209   3,218,386.700   4,098,222.000   39,133,254.068

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PROPOSAL NOS. 3(A) THROUGH 3(D)
3. Approval of authorizing the Fund's Trustees to adopt an Amended and Restated
Declaration of Trust:
(A) Future amendments of the Declaration of Trust:
        28,829,784.754  2,468,960.926   3,736,286.388   4,098,222.000   39,133,254.068
(B) Reorganization of the Trust or its series or class:
        28,188,870.961  2,927,034.614   3,919,126.493   4,098,222.000   39,133,254.068
(C) Involuntary redemptions:
        27,656,653.591  3,480,940.401   3,897,438.076   4,098,222.000   39,133,254.068
(D) Other changes under the new Declaration of Trust:
        28,457,894.018  2,592,020.527   3,985,117.523   4,098,222.000   39,133,254.068

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